Nuveen Municipal Credit Income Fund N-14 8C

Exhibit (14)b

KPMG LLP Aon Center Suite 5500 200 E. Randolph Street Chicago, IL 60601-6436

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated July 25, 2024, with respect to the financial statements and financial highlights of Nuveen Minnesota Quality Municipal Income Fund and Nuveen Virginia Quality Municipal Income Fund, as of May 31, 2024, and our report dated December 26, 2024, with respect to the financial statements and financial highlights of Nuveen Municipal Credit Income Fund, as of October 31, 2024, incorporated herein by reference, and to the references to our firm under the headings “Experts” in the Joint Proxy Statement/Prospectus and “Supplemental Financial Information and Experts” in the Statement of Additional Information filed on Form N-14.

Chicago, Illinois
May 12, 2026

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